EXHIBIT 24.1
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Phillip J. Hildebrand and Steven P. Erwin, and each of them individually, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in such person’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 of HealthMarkets, Inc. with respect to the issuance and sale of up to 3,000,000 shares of Class A-2 common stock in connection with the following stock accumulation programs for agents of UGA – Association Field Services (“UGA”), Performance Driven Awards, Inc. (“PDA”), Cornerstone America (“CA”) and Success Driven Awards, Inc. (“SDA”) or any successors thereto:
Amended and Restated HealthMarkets, Inc. Agents’ Total Ownership Plan (“ATOP”)
Amended and Restated HealthMarkets, Inc. Agency Matching Total Ownership Plan (“AMTOP”)
Amended and Restated HealthMarkets, Inc. Agents’ Contribution to Equity Plan (“ACE”)
Amended and Restated HealthMarkets, Inc. Matching Agency Contribution Plan (“MAC”),
and any and all amendments (including post-effective amendments) or successors thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or their respective substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 12th day of January, 2009, by the following persons:

/s/ Allen F. Wise	/s/ Phillip J. Hildebrand

Allen F. Wise, Chairman and Director	Phillip J. Hildebrand, Director, President and Chief Executive Officer

/s/ Steven P. Erwin	/s/ Connie Palacios

Steven P. Erwin, Executive Vice President and Chief Financial Officer	Connie Palacios, Treasurer and Controller

/s/ Chinh E. Chu	/s/ Harvey C. DeMovick, Jr.

Chinh E. Chu, Director	Harvey C. DeMovick, Jr., Director

/s/ Adrian M. Jones	/s/ Mural R. Josephson

Adrian M. Jones, Director	Mural R. Josephson, Director

/s/ Matthew S. Kabaker	/s/ Sumit Rajpal

Matthew S. Kabaker, Director	Sumit Rajpal, Director

/s/ Kamil M. Salame	/s/ Steven J. Shulman

Kamil M. Salame, Director	Steven J. Shulman, Director